Exhibit 10.2

FORM OF INTERIM SERVICES AND SYSTEMS REPLICATION AGREEMENT

THIS INTERIM SERVICES AND SYSTEMS REPLICATION AGREEMENT, dated as of                          , 2007 (the “Effective Date”), is by and between Teradata Corporation, a Delaware corporation (“Teradata”), and NCR Corporation, a Maryland corporation (“NCR”). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them herein or as assigned to them in the Separation and Distribution Agreement (as defined below).

WHEREAS, the Board of Directors of NCR has determined that it is in the best interests of NCR and its shareholders to separate NCR’s existing businesses into two independent businesses;

WHEREAS, in order to effectuate the foregoing, Teradata and NCR have entered into a Separation and Distribution Agreement, dated as of the date hereof (the “Separation and Distribution Agreement”), which provides, among other things, subject to the terms and conditions thereof, for the Separation of the Teradata Assets and Teradata Liabilities and the Distribution and the execution and delivery of certain other agreements in order to facilitate and provide for the foregoing; and

WHEREAS, in order to ensure an orderly transition under the Separation and Distribution Agreement it will be necessary for one or more of the parties to provide to one or both of the other parties the Services described herein for a transitional period.

NOW, THEREFORE, in consideration of the premises and for other good and valid consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

For the purpose of this Agreement the following terms shall have the following meanings:

1.1 “Additional Services” shall have the meaning set forth in subsection 2.1(c).

1.2 “Expiration Date” shall have the meaning set forth in Section 2.2.

1.3 “Impracticable” (and words of similar import) shall have the meaning set forth in subsection 2.5(b).

1.4 “Initial Services” shall have the meaning set forth in subsection 2.1(a).

1.5 “Providing Company” shall mean, with respect to any particular Service, the entity or entities identified on the applicable Exhibit as the party to provide such Service.

1.6 “Receiving Company” shall mean, with respect to any particular Service, the entity or entities identified on the applicable Exhibit as the party to receive such Service.

1.7 “Services” shall have the meaning set forth in subsection 2.1(c).

1.8 “System” shall mean the software, hardware, data store or maintenance and support components or portions of such components of a set of information technology assets identified in an Exhibit hereto.

1.9 “System Error” shall have the meaning set forth in subsection 2.4(d)(iii).

1.10 “Termination Date” shall have the meaning set forth in Section 2.2.

ARTICLE II

SERVICES

2.1 Services.

(a) Initial Services. Except as otherwise provided herein, for the term determined pursuant to Section 2.2 hereof, Providing Company shall provide or cause to be provided to Receiving Company, the services identified in the Exhibits attached hereto or subsequently agreed to prior to the Effective Date in accordance with the procedures set forth herein (collectively, the “Initial Services”).

(b) Final Exhibits. The parties have made good faith efforts as of the date hereof to identify each Initial Service and complete the content of each Exhibit pertaining to the Initial Services. To the extent an Exhibit is modified or supplemented on or after the date hereof and prior to the Effective Date with the mutual agreement of the parties, any services reflected on any such additional or amended Exhibit shall be deemed an “Initial Service” as if set forth on such Exhibit as of the date hereof.

(c) Additional Services. From time to time after the Effective Date, the parties by mutual agreement may identify additional services that one party will provide to one or both of the other parties in accordance with the terms of this Agreement (the “Additional Services” and, together with the Initial Services, the “Services”). In any such event, the parties shall create an Exhibit for each Additional Service setting forth the identities of the Providing Company and the Receiving Company, a description of the Service, the time period during which the Service will be provided, the charge, if any, for the Service and any other terms applicable thereto. No party shall be required to agree to provide any Additional Services during the term of this Agreement.

(d) Services Performed By Others. At its option and with reasonable prior notice to the Receiving Company, Providing Company may cause any Service it is required to provide hereunder to be provided by another member of its Group or by any other Person that is providing, or may from time to time provide, the same or similar services for the Providing Company. The Providing Company shall remain responsible, in accordance with the terms of this Agreement, for performance of any Service it causes to be so provided.

2.2 Term. The term of this Agreement shall commence on the Effective Date and shall remain in effect through the 18-month anniversary thereof (the “Expiration Date”), except to the extent earlier terminated under Section 2.7 (the “Termination Date”). This Agreement may be extended by mutual agreement of the parties in writing either in whole or with respect to one or more of the Services, provided, however, that such extension shall not exceed an additional 6-month period and any such extension shall only apply to the Service for which the Agreement was extended. The parties may agree on an earlier expiration date respecting a specific Service by specifying such date on the Exhibit for that Service. Services shall be provided up to and including the date set forth in the applicable Exhibit, subject to earlier termination as provided herein.

2.3 Charges And Payment.

(a) Charges For Initial Services. Receiving Company shall pay Providing Company the charges, if any, set forth on the Exhibit for each of the Services listed therein. Such charges are determined based on the general costing guidelines described in subsection 2.3(e) hereof.

(b) Charges For Additional Services. Receiving Company shall pay Providing Company the charges, if any, set forth on each Exhibit hereafter created for each of the Additional Services listed therein.

(c) Payment Terms. Providing Company shall bill Receiving Company monthly for all charges pursuant to this Agreement. Such bills shall be accompanied by reasonable documentation or other reasonable explanation supporting such charges. Receiving Company shall pay Providing Company for all Services provided hereunder within forty-five (45) days after receipt of an invoice therefor. Late payments shall bear interest at the Prime Rate plus two percent (2%) per annum.

(d) Performance Under Ancillary Agreements. Notwithstanding anything to the contrary contained herein, Receiving Company shall not be charged under this Agreement for any Services that are specifically required to be performed under the Separation and Distribution Agreement or any other Ancillary Agreement and any such other Services shall be performed and charged for in accordance with the terms of the Separation and Distribution Agreement or such other Ancillary Agreement.

(e) General Costing Guidelines. Fees for Services are determined by charging cost plus a defined mark up. Unless otherwise stated in an Exhibit, the “mark-up fee” is 25 percent of direct cost, which is comprised of (i) 15 percent attributed to achieving full cost as determined by Providing Company, plus (ii) 10 percent to account for the delivery risk costs associated with the provided Services. Providing Company may approve on a case by case basis mark-up fees of less than 25 percent of direct cost, and such determinations will be included in the fees listed on the applicable Exhibit.

2.4 General Obligations; Standard Of Care.

(a) Performance Metrics: Providing Company. Subject to subsection 2.5(c), the Providing Company shall maintain sufficient resources to perform its obligations hereunder. Specific performance metrics for the Providing Company may be set forth in Exhibits. Where none is set forth, the Providing Company shall use reasonable efforts to provide Services in accordance with the policies, procedures and practices in effect before the date hereof and shall exercise the same care and skill as it exercises in performing similar services for itself except that in the case of any System, except as may be provided on any Exhibit, the Providing Company will use reasonable efforts to replicate and transfer each System so that it has substantially the same functionality for Receiving Company as it did immediately before the date hereof taking into account changes reasonably expected and customary in a new operating environment.

(b) Performance Metrics: Receiving Company. Specific performance metrics for the Receiving Company may be set forth in Exhibits. Where none is set forth, the Receiving Company shall use reasonable efforts, in connection with receiving Services, to follow the policies, procedures and practices in effect before the date hereof including providing information and documentation sufficient for Providing Company to perform the Services as they were performed before the date hereof and making available, as reasonably requested by the Providing Company, sufficient resources and timely decisions, approvals and acceptances in order that Providing Company may accomplish its obligations hereunder in a timely manner.

(c) Transitional Nature Of Services; Changes. The parties acknowledge the transitional nature of the Services and that Providing Company may make changes from time to time in the manner of performing the Services if Providing Company is making similar changes in performing similar services for members of its own Group, if such changes do not alter the fundamental nature and quality of the Services, and if Providing Company furnishes to Receiving Company substantially the same notice (but in any event not less than thirty (30) days notice) Providing Company shall provide members of its own Group respecting such changes.

(d) Responsibility For Errors; Delays. Except as provided in an Exhibit expressly referencing this Section and approved in writing by the respective General Counsels of Providing Company and Receiving Company, Providing Company’s sole responsibility to Receiving Company:

(i) for errors or omissions in Services, shall be to furnish correct information, payment and/or adjustment in the Services, at no additional cost or expense to Receiving Company; provided, Receiving Company must promptly advise Providing Company of any such error or omission of which it becomes aware after having used reasonable efforts to detect any such errors or omissions in accordance with the standard of care set forth in subsection 2.4(b);

(ii) for failure to deliver any Service because of Impracticability, shall be to use reasonable efforts, subject to subsection 2.5(c), to make the Services available and/or to resume performing the Services as promptly as reasonably practicable;

(iii) for an error, bug, fault or deficiency in a replicated or transferred System (a “System Error”) that did not exist in the System immediately before the Effective Date, shall be to use reasonable efforts, subject to subsection 2.5(c) and taking into account the importance of the affected System to the Receiving Company’s business operations, to cooperate with Receiving Company to correct such System Error at no additional cost or expense to Receiving Company (such correction may take the form of new or revised software or an appropriate work-around); provided, Receiving Company must advise Providing Company of any such System Error within sixty (60) days after completion of the activities set forth in (A) the Exhibit for the System containing a System Error or (B) the Exhibit for any feeder System that caused the System Error, whichever is later;

(iv) for failure to complete any of the Systems replication or transfer Services because of Impracticability, shall be to use reasonable efforts, subject to subsection 2.5(c), to make the Systems available to Receiving Company from a Providing Company facility until Providing Company can resume replication or transfer activities or until the parties devise an appropriate alternative approach pursuant to subsection 2.4(f).

(e) Good Faith Cooperation; Consents. The parties will use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of Services. Such cooperation shall include exchanging information, providing electronic access to Systems used in connection with Services, performing true-ups and adjustments and obtaining all consents, licenses, sublicenses or approvals necessary to permit each party to perform its obligations hereunder. The costs of obtaining such consents, licenses, sublicenses or approvals shall be allocated to the Receiving Party. The parties will maintain documentation supporting the information contained in the Exhibits and cooperate with each other in making such information available as needed in the event of a tax audit, whether in the United States or any other country.

(f) Alternatives. If Providing Company reasonably believes it is unable to provide any Service because of a failure to obtain necessary consents, licenses, sublicenses or approvals pursuant to subsection 2.4(e) or because of Impracticability, the parties shall cooperate to determine the best alternative approach. Until such alternative approach is found or the problem otherwise resolved to the satisfaction of the parties, the Providing Party shall use reasonable efforts, subject to Section 2.5(b) and Section 2.5(c), to continue providing the Service or, in the case of Systems, to support the function to which the System relates or permit Receiving Party to have access to the System so Receiving Party can support the function itself. To the extent an agreed upon alternative approach requires payment above and beyond that which is included in the Providing Company’s charge for the Service in question, the parties shall share equally in making any such payment unless they otherwise agree in writing.

2.5 Certain Limitations.

(a) Service Boundaries. Except as provided in an Exhibit for a specific Service: (i) Providing Company shall be required to provide the Services only to the extent and only at the locations such Services are being provided by Providing Company for the members of the Receiving Company’s Group immediately prior to the Effective Date; and (ii) the Services will be available only for purposes of conducting the business of the Receiving Company substantially in the manner it was conducted prior to the Effective Date.

(b) Impracticability. Providing Company shall not be required to provide any Service to the extent the performance of such Service becomes “Impracticable” as a result of a cause or causes outside the reasonable control of Providing Company including unfeasible technological requirements, or to the extent the performance of such Services would require Providing Company to violate any applicable laws, rules or regulations or would result in the breach of any software license or other applicable contract.

(c) Additional Resources. Except as provided in an Exhibit for a specific Service, in providing the Services, Providing Company shall not be obligated to: (i) hire any additional employees; (ii) maintain the employment of any specific employee; (iii) purchase, lease or license any additional equipment or software; or (iv) pay any costs related to the transfer or conversion of Receiving Company’s data to Receiving Company or any alternate supplier of Services.

(d) No Sale, Transfer, Assignment. Receiving Company may not sell, transfer, assign or otherwise use the Services provided hereunder, in whole or in part, for the benefit of any Person other than a member of the Receiving Company’s Group.

2.6 Confidentiality.

(a) Information Subject To Other Obligations. Providing Company and Receiving Company agree that all Information provided to the other in connection with the Services and all Information regarding the Services, including, but not limited to, price, costs, methods of operation, and software, shall be maintained in confidence and shall be subject to Article VII, relating to preservation and exchange of information and protection of Proprietary Information, of the Separation and Distribution Agreement.

(b) All Information Confidential. Providing Company’s Systems used to perform the Services provided hereunder are confidential and proprietary to Providing Company or third parties. Receiving Company shall treat these Systems and all related procedures and documentation as confidential and proprietary to Providing Company or its third party vendors.

(c) Internal Use; Title, Copies, Return. Subject to Intellectual Property Agreements and except as provided in an Exhibit expressly referencing this Section and approved in writing by the respective General Counsels of Providing Company and Receiving Company, Receiving Company agrees:

(i) all Systems, procedures and related materials provided to Receiving Company are for Receiving Company’s internal use only and only as related to the Services or any of the underlying Systems used to provide the Services;

(ii) title to all Systems used in performing the Services provided hereunder shall remain in Providing Company or its third party vendors;

(iii) Receiving Company shall not copy, modify, reverse engineer, decompile or in any way alter Systems without Providing Company’s express written consent;

(iv) Upon the termination of any of the Services, Receiving Company shall return to Providing Company, as soon as practicable, any equipment or other property of Providing Company relating to the Services which is owned or leased by it and is or was in Receiving Company’s possession or control.

2.7 Termination.

(a) Receiving Company Termination. Receiving Party may terminate this Agreement either with respect to all, or with respect to any one or more, of the Services provided hereunder at any time and from time to time, for any reason or no reason, by giving written notice to the Providing Party at least thirty (30) days prior to the date of such termination. In the case of termination by Receiving Company, Receiving Company shall compensate Providing Party for the amounts owed to the Providing Party for performing such Service up to the effective date of such termination.

(b) Termination Of Less Than All Services. In the event of any termination with respect to one or more, but less than all, Services, this Agreement shall continue in full force and effect with respect to any Services not terminated hereby.

2.8 DISCLAIMER OF WARRANTIES, LIMITATION OF LIABILITY AND INDEMNIFICATION.

(a) DISCLAIMER OF WARRANTIES. PROVIDING COMPANY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES. PROVIDING COMPANY MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE QUALITY, SUITABILITY OR ADEQUACY OF THE SERVICES FOR ANY PURPOSE OR USE.

(b) Limitation Of Liability; Indemnification Of Receiving Company. Providing Company shall have no Liability to Receiving Company with respect to its furnishing any of the Services hereunder except for Liabilities arising out of the willful misconduct or gross negligence occurring after the Effective Date of Providing Company or any member of the Providing Company’s Group. Providing Company will indemnify, defend and hold harmless Receiving Company Indemnitees in respect of all Liabilities related to, arising from, asserted against or associated with such willful misconduct or gross negligence. Such indemnification obligation shall be a Liability of the Providing Company for purposes of the Separation and Distribution Agreement and the provisions of Article V with respect to indemnification shall govern with respect thereto. In no event shall Providing Company or any member of the Providing Company’s Group have any Liability for any incidental, indirect, special or consequential damages, whether or not caused by or resulting from negligence or breach of obligations hereunder and whether or not informed of the possibility of the existence of such damages.

(c) Limitation Of Liability; Indemnification Of Providing Company. Receiving Company shall indemnify and hold harmless the Providing Company’s Indemnitees in respect of all Liabilities related to, arising from, asserted against or associated with Providing

Company’s furnishing or failing to furnish the Services provided for in this Agreement, other than Liabilities arising out of the willful misconduct or gross negligence following the Effective Date of Providing Company or any member of the Providing Company’s Group. The provisions of this indemnity shall apply only to losses which relate directly to the provision of Services. Such indemnification obligation shall be a Liability of the Receiving Company for purposes of the Separation and Distribution Agreement and the provisions of Article V with respect to indemnification shall govern with respect thereto. In no event shall Receiving Company or any member of the Receiving Company’s Group have any Liability for any incidental, indirect, special or consequential damages, whether or not caused by or resulting from negligence or breach of obligations hereunder and whether or not informed of the possibility of the existence of such damages.

(d) Subrogation Of Rights Vis-A-Vis Third Party Contractors. In the event any Liability arises from the performance of Services hereunder by a third party contractor, the Receiving Company shall be subrogated to such rights, if any, as the Providing Company may have against such third party contractor with respect to the Services provided by such third party contractor to or on behalf of the Receiving Company.

ARTICLE III

MISCELLANEOUS

3.1 Laws And Governmental Regulations. Providing Company shall comply with all laws and governmental regulations relating to or affecting the provision of Services. Receiving Company shall be responsible for (i) compliance with all laws and governmental regulations affecting its business and (ii) any use Receiving Company may make of the Services to assist it in complying with such laws and governmental regulations. While Providing Company shall not have any responsibility for Receiving Company’s compliance with the laws and regulations referred to above, Providing Company agrees to use reasonable efforts, subject to subsection 2.5(c), to cause the Services to be designed in such manner that such Services shall be able to assist Receiving Company in complying with applicable legal and regulatory responsibilities. The Providing Company’s charge, if any, for such Service may reflect its efforts under this Section 3.2. In no event, however, shall Receiving Company rely solely on its use of the Services in complying with any laws and governmental regulations.

3.2 Relationship Of Parties. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship of independent contractor nor be deemed to vest any rights, interest or claims in any third parties.

3.3 Incorporation Of Provisions Of The Separation And Distribution Agreement.

The following provisions of the Separation and Distribution Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions shall apply as if they are fully set forth herein (references in paragraphs (a) through

(d) below to “Article” shall mean Articles of the Separation and Distribution Agreement, and except as expressly set forth below, references in the material incorporated herein by reference shall be references to the Separation and Distribution Agreement):

(a) Article V, relating to mutual releases and indemnification, including procedures;

(b) Article VII, relating to preservation and exchange of information and protection of proprietary information;

(c) Article VIII, relating to arbitration and dispute resolution; and

(d) Article XI, miscellaneous provisions.

3.4 References. All reference to Sections, Articles, Exhibits or Schedules contained herein mean Sections, Articles, Exhibits or Schedules of or to this Agreement, as the case may be, unless otherwise stated. When a reference is made in this Agreement to a “party” or “parties”, such reference shall be to a party or parties to this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The use of the singular herein shall be deemed to be or include the plural (and vice versa) whenever appropriate. The use of the words “hereof”, “herein”, “hereunder”, and words of similar import shall refer to this entire Agreement, and not to any particular article, section, subsection, clause, paragraph or other subdivision of this Agreement, unless the context clearly indicates otherwise. The word “or” shall not be exclusive; “may not” is prohibitive and not permissive.

3.5 Modification And Amendment. Except for modifications to Exhibits in accordance with the terms hereof, this Agreement may not be modified or amended, or any provision waived, except in the manner set forth in the Separation and Distribution Agreement.

3.6 Inconsistency. In the event of any inconsistency between the terms of this Agreement and any of the Exhibits hereto, the express terms of any Exhibit shall control.

IN WITNESS WHEREOF, the parties have executed this Interim Services and Systems Replication Agreement as of the date first above written.

TERADATA CORP.

By:

NCR CORPORATION

By: